Exhibit 10.7

OCTOBER 31, 2006

(1) STOCKERYALE (UK) LIMITED

(2) STOCKERYALE, INC.

and

(3) THE EUREKA INTERACTIVE FUND LIMITED

CHARGE OVER SHARES

THIS DEED is made on: October 31, 2006

1.	STOCKERYALE (UK) LIMITED, a company incorporated in England and Wales (company number 05965205) whose registered office is at 4th Floor, Mitre House, 177 Regent Street, London W1B 4JN (“SYUK”);

2.	STOCKERYALE, INC., a Massachusetts corporation whose principal place of business is at 32 Hampshire Rd., Salem, New Hampshire 03079 (“SYI” and together with SYUK, the “Chargors”); and

3.	THE EUREKA INTERACTIVE FUND LIMITED, a company incorporated in the Cayman Islands under registration number 93858 whose registered office is at Harbour Centre, 2nd Floor, North Church Street, PO Box 896, George Town, Grand Cayman, Cayman Islands (the “Chargee”).

BACKGROUND

The Chargee has advanced sums to SYUK under the terms of a bond of today’s date (the “Bond”). As a condition of the Bond, SYUK and SYI are required to enter into this deed creating security over the Charged Securities in favour of the Chargee.

The parties agree as follows:

1	INTERPRETATION

1.1	In this deed the following definitions apply:

“Acquisition Agreement”	The agreement made on the 31st of October 2006 among SYUK, SYI and certain persons specified therein for the acquisition by the Chargors of the Shares;

“Authorized Contribution	The contribution by SYI to SYUK of all of its right, title and interest in and to the Charged Securities held by SYI, which shall be consummated immediately after the closing of the transactions under the Acquisition Agreement;

“Bond”	The bond instrument of even date creating $4,750,000 of 10% Senior Fixed Rate Secured Bonds issued by SYUK;

“Business Day”	any day other than a Saturday or Sunday on which banks in general are open for the transaction of normal banking business in the City of London;

“Charged Securities”	the Shares, all other shares, all rights and benefits held by or owing to the Chargors whether arising under or pursuant to the Acquisition Agreement or otherwise and other assets and rights at any time and from time to time the subject of this security, provided, however, that in the case of Charged Securities pledged by SYI only, Charged Securities shall include only shares, rights and benefits issued by the Company;

“Company”	Photonic Products Limited (Company number 3110900);

“Demand”	has the meaning given to it in clause 2.1;

“Enforcement Event”	has the meaning given to it in paragraph 1.3 of Schedule 4;

“Receiver”	has the meaning given to it in paragraph 2.1 of Schedule 4;

“Secured Liabilities”	has the meaning given to it in clause 2.2;

“Security Interest”	any debenture, mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off, title retention, attachment, levy, tax, security interests and encumbrance of every kind and nature or other arrangement or agreement the effect of which is the creation of security; and

“Shares”	Two hundred (200) shares in the Company which comprise all of the Company’s issued and outstanding capital stock on the date hereof.

1.2	Headings

The index and headings are included for convenience only and shall not affect the interpretation or construction of this deed.

1.3	References

In this deed, unless the context requires otherwise, any reference to:

1.3.1	each Chargor or the Chargee respectively includes its successors in title and assigns and this deed shall be enforceable notwithstanding any change in the constitution of each Chargor or the Chargee respectively its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person;

1.3.2	a party or the parties is to a party or the parties (as the case may be) to this deed;

1.3.3	a recital is to the relevant statement about the background to this deed made above under the heading “Background”; any reference to a clause or a Schedule is to a clause of or schedule to this deed (as the case may be) and references made in a Schedule to paragraphs are to paragraphs of that Schedule;

1.3.4	this deed includes the Schedules, which form part of this deed for all purposes;

1.3.5	a statute or statutory provisions include any consolidation, re-enactment, modification or replacement of the same and any subordinate legislation in force under the same from time to time;

1.3.6	the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural (and vice versa) and references to persons include firms, corporations and unincorporated associations;

1.3.7	a document is to that document as varied, supplemented or replaced from time to time;

1.3.8	this security is to this deed and includes each separate or independent stipulation or agreement in this deed and the security created by, pursuant to or supplemental to it.

1.4	Terms Defined in the Bond

Words and expressions defined in the Bond and not defined in this deed shall have the same meaning in this deed as in the Bond.

1.5	This Document is a deed

This document is the deed of the Chargors, even if it has not been duly executed by the Chargee or has been duly executed by the Chargee but not as a deed.

2	COVENANT TO PAY

2.1	Payment on Demand

Each Chargor covenants with the Chargee that it will on demand pay and discharge the Secured Liabilities when due to the Chargee (a “Demand”).

2.2	Meaning of Secured Liabilities

In this security, “the Secured Liabilities” means all moneys at any time and from time to time due or owing by the Chargors to the Chargee and all other actual or contingent liabilities at any time and from time to time incurred by the Chargors to the Chargee, including (without limitation) all moneys due or owing under the Bond or in any other manner (whether incurred by each Chargor alone or jointly), together in each case with interest and costs of collection (including, without limitation, reasonable attorneys’ fees), and irrespective of the allowability, allowance or disallowance of any or all of the Secured Liabilities in any proceeding commenced by or against either Chargor under any bankruptcy or insolvency law, including, without limitation, obligations or indebtedness of either Chargor for post-petition interest, fees, costs and charges that would have accrued or been added to the Secured Liabilities but for the commencement of such a proceeding. Interest on the Secured Liabilities shall be calculated to the date of payment at the rates and upon the terms set out in the Bond.

3	CHARGING CLAUSE

The payment and discharge of the Secured Liabilities shall be secured in the manner and to the extent specified in Schedule 1.

4	COVENANTS

Each Chargor covenants with the Chargee as set out in Schedule 2 and warrants and represents to the Chargee as set out in Schedule 3.

5	POWERS OF THE CHARGEE AND A RECEIVER

The Chargee and a Receiver shall have the powers set out in Schedule 4.

6	CONTINUING SECURITY

6.1	Continuing Security

This security is a continuing security and shall secure the ultimate balance of the Secured Liabilities notwithstanding intermediate payment or discharge of the whole or part of the Secured Liabilities to the Chargee and also notwithstanding liquidation or other incapacity of either Chargor, or any change in the constitution or name of either Chargor or any other matter or thing.

6.2	Security Additional to Other Rights

This security is in addition to (and shall not merge with, otherwise prejudice or affect or be prejudiced or affected by) any other right, remedy, guarantee, indemnity or Security Interest which may be or have been created in favour of the Chargee in respect of the Secured Liabilities. Accordingly, this security may be enforced notwithstanding the existence or invalidity of all or any of the same and also notwithstanding the Chargee at any time exchanging, releasing, varying, abstaining from perfecting or enforcing or otherwise dealing or omitting to deal with all or any of the same.

6.3	The Chargors’ Liability Not Discharged

The liability of the Chargors under this security shall not be discharged, reduced, impaired or affected by:

6.3.1	any present or future bill, note, right, remedy, guarantee, indemnity or Security Interest held by or available to the Chargee being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Chargee at any time or from time to time exchanging, releasing, varying, abstaining from perfecting or enforcing or otherwise dealing or omitting to deal with all or any of the same; or

6.3.2	the Chargee compounding with, discharging, releasing or varying the liability of or granting any time, indulgence or concession to the Chargors or any other person or renewing, determining, varying or increasing any bill, promissory note or other negotiable instrument, accommodation, facility or transaction in any manner whatsoever or concurring in, accepting or varying any payment from the Chargors or any other person or company; or

6.3.3	any act or omission which would not have discharged, impaired or affected the liability of either Chargor to the Chargee had it been primary obligor or by anything done or omitted which but for this provision might operate to discharge, reduce, impair or affect that liability.

7	THIRD PARTY PROTECTION

No purchaser, mortgagee or other person dealing with the Chargors or a Receiver shall be concerned:

7.1	to enquire whether any of the Secured Liabilities have become due or payable or remain unpaid or undischarged or whether the power which either Chargor is purporting to exercise has become exercisable; or

7.2	to see to the application of any money paid to either Chargor.

8	COSTS AND EXPENSES

Each Chargor jointly and severally covenants with the Chargee to indemnify the Chargee and any Receiver fully (and in the case of legal costs and expenses on a solicitor and own client basis) on demand against all costs, expenses, liabilities, claims, demands, actions or proceedings of any kind incurred by (or made or brought against) it or him (or any manager or agent appointed by it or him):

8.1	as a result of any failure by either Chargor to perform any of its obligations under this security;

8.2	in the exercise (or purported exercise) of any of the powers or rights conferred by this security; or

8.3	in respect of any other matter or thing done or omitted relating to the Charged Securities.

9	PAYMENTS; NO DEDUCTIONS

9.1	Making of Payments

All payments to be made by the Chargors under this security shall be made no later than noon on the due date for payment to the Chargee’s account at such office or bank as it may notify to the Chargors from time to time in immediately available funds in lawful currency of the United States of America.

9.2	Payments Due on Non-Business Days

If any payment by the Chargors is due on a non-Business Day, the due date for payment shall instead be the next Business Day unless that is in the next calendar month, in which case, it shall be the preceding Business Day. During any extension of the due date of payment, interest shall be payable on the amount due at the rate payable on that amount on the original due date.

9.3	Payments to be made in Full

All payments made or to be made by the Chargors under this security shall be made in full, without any deduction, withholding, set-off or counterclaim on account of any taxes or of any claim the Chargors may have against the Chargee.

9.4	Deductions Required by Law

If either Chargor is compelled by law to make payment subject to any deduction or withholding in respect of tax, then it shall account for the same to the relevant authority as and when required by law, and shall pay to the Chargee all necessary additional amounts to ensure receipt and retention (free from any liability) by the Chargee of the full amount which it would have received had the payment not been subject to the deduction or withholding and shall promptly provide to the Chargee a certificate of deduction and such tax receipts and other documents as the Chargee may require.

9.5	Application of Insufficient Payments

If on any day the Chargee receives a payment insufficient to meet all amounts then due and payable by a Chargor under this security, then the Chargee may apply such payment against those amounts in the order it thinks fit (overriding any application specified by a Chargor).

10	SEVERABILITY

If any part of any provision of this security shall be invalid or unenforceable, then the remainder of such provision and all other provisions of this security shall remain valid and enforceable.

11	AMENDMENTS, WAIVERS AND RIGHTS

11.1	Waivers and Releases

No delay in exercising or non-exercise by the Chargee of any of its rights under or in connection with this security shall operate as a release or waiver of that right. Rather, any such waiver or release must be specifically granted in writing signed by an authorised signatory of the Chargee and shall:

11.1.1	be confined to the specific circumstances in which it is given;

11.1.2	not affect any other enforcement of the same or any other right; and

11.1.3	(unless it is expressed to be irrevocable) be revocable at any time in writing.

11.2	Chargee’s Rights Cumulative

The rights and remedies of the Chargee under this security are cumulative and not exclusive of any rights or remedies of the Chargee under the general law. The Chargee may exercise each of its rights as often as it thinks necessary.

11.3	Voting Rights and Dividends

Unless an Enforcement Event has occurred, provided the Chargors together remain the registered owner of the Shares:

11.3.1	all voting and other rights (including the right to receive dividends) attaching to any of the Charged Securities will continue to be exercised by the Chargors for so long as they remain their registered owner and provided that the Chargors shall not exercise any voting or other rights in a way which is likely to prejudice the value of the Charged Securities or otherwise jeopardise the security constituted by this deed; and

11.3.2	the Chargors shall be free to deal with all the dividends, distributions and interest and other monies paid thereon.

11.4	At any time after the occurrence of an Enforcement Event:

11.4.1	the Chargee may in the name of the Chargors or otherwise and without any further consent or authority on the part of either Chargor exercise all voting and other rights attaching to the Charged Securities and any rights attaching to the Charged Securities to nominate or remove a director as if the Chargee were the sole beneficial owner of the Charged Securities;

11.4.2	all derivative assets shall, if required by either Chargor as nominee, be held on trust or to be paid or transferred to the Chargee; and

11.4.3	each Chargor shall, and shall procure that its nominees shall, accept short notice for and attend any meeting of the holders of any of the Charged Securities, appoint proxies and exercise voting and other rights and powers exercisable by the holders of the Charged Securities as the Chargee may direct from time to time.

12	ASSIGNMENT

12.1	Chargee’s Right to Assign

The Chargee may assign all or any of its rights under this security subject to the prior notification of the Chargors but without obtaining their further consent. Any assignee or successor in title of the Chargee shall be treated for all purposes as if it had been an original party to this security in addition to the Chargee.

12.2	Waiver of Confidentiality Rights

Notwithstanding any confidentiality obligation imposed on the Chargee by law, it may disclose to any assignee, proposed assignee or person with whom from time to time they have entered (or wish to enter into) an agreement in connection with this security such information about the Chargors as it thinks fit. Each Chargor irrevocably waives all rights of confidentiality in respect of such disclosure.

13	LAW AND JURISDICTION

The parties to this deed irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this deed and that accordingly any proceedings in respect of any such claim or matter may be brought in such courts.

14	NOTICES

All notices, demands and other communications made by the Chargee relating to this security may (without prejudice to any other effective mode of making the same) be delivered or sent to each Chargor at its registered office from time to time or such other address in England and Wales of which the Chargee has received no less than 15 Business Days’ prior written actual notice from such Chargor and shall take effect:

14.1	if delivered, upon delivery;

14.2	if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10.00am on the second Business Day after posting;

14.3	if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-Business Day or after 5.00pm on a Business Day, it shall instead become effective at 10.00am on the next Business Day. Section 196 of the Law of Property Act 1925 shall not apply to this deed.

IN WITNESS of which this document has been duly executed as a deed and delivered on the date stated at the beginning of this document

SCHEDULE 1

THE CHARGE

As security for the Secured Liabilities, the Chargors with full title guarantee charge to the Chargee by way of first priority fixed charge, senior to any other charge or encumbrance:

1.	the Charged Securities, together with all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising (including without limitation any dividends or other distributions declared from time to time) in respect of or incidental to the Charged Securities and all stocks, shares, rights, money or property accruing thereto or offered at any time by way of conversion, redemption, bonus, preference, option or otherwise in respect of the same; and

2.	all rights and benefits of the Chargors arising under or pursuant to the Acquisition Agreement including the right to enforce the same as if the Chargee were a party to the Acquisition Agreement.

SCHEDULE 2

COVENANTS

1	NO DISPOSALS OR SECURITY INTERESTS

Neither Chargor shall without the express prior written consent of the Chargee:

1.1	except for the Authorized Contribution, which the Chargors shall consummate on the date hereof, sell, transfer or otherwise deal in any way with any of the Charged Securities or permit any person other than such Chargor to be registered as holder of any of them; or

1.2	assign or in any other way deal with any of its rights arising under the Acquisition Agreement nor waive any rights it may have under the Acquisition Agreement; or

1.3	create (or permit to continue or to be created) or suffer to subsist any Security Interest over any of the Charged Securities (whether ranking in priority to, pari passu with or subsequent to this security), except (i) the Security Interest created hereunder to secure the Secured Liabilities, and (ii) a security interest in favor of Laurus Master Fund, Ltd., which security interest shall be subordinate to the security interest hereby granted to The Eureka Interactive Fund Limited.

2	DEPOSIT AND REGISTRATION

2.1	Each Chargor shall transfer (or ensure that there are transferred) all or any of the Charged Securities into the name of the Chargee. The Charged Securities shall be held at the sole expense, risk and responsibility of the Chargors.

2.2	Each Chargor shall deposit (or ensure that there are deposited) with the Chargee and permit the Chargee to hold and retain (i) all stock and share certificates and documents of title relating to the Charged Securities, (ii) transfers of the Charged Securities duly completed in favour of the Chargee or otherwise as it may direct and (iii) such other documents as the Chargee may from time to time require for perfecting its title to the Charged Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser, to the intent that the Chargee may at any time without notice present them for registration from and after the occurrence of an Enforcement Event.

2.3	Without prejudice to paragraph 2.2 the Chargors shall hold to the order of the Chargee (or ensure that there are so held) all documents of title and related documents from time to time relating to the Charged Securities.

3	ISSUE OF SHARES

The Chargors shall procure that no shares or other securities in or of the Company will be issued or allotted and no agreement, option or arrangement to make or call for such issue or allotment will be made or granted without the Chargee’s express prior written consent.

4	RESTRICTIONS

The Chargors shall not, unless the express prior written consent of the Chargee has been obtained:

4.1	in any way modify the rights attached to any of the Shares;

4.2	increase, consolidate, sub-divide or reduce the share capital of the Company;

4.3	alter the memorandum or articles of association of the Company;

4.4	enact a purchase of own shares or reduce the share capital of or in the Company; or

4.5	take any step to place the Company in liquidation or pass any resolution to wind the Company up.

5	CALLS AND NOTICES

The Chargors shall:

5.1	duly and promptly pay (or ensure that there are paid) all calls, instalments or other payments which may be made or become due from them under the Agreement as and when the same become due from time to time; and

5.2	provide the Chargee with a copy of any report, accounts, circular, notice or other item sent or provided to it (or to any person on its behalf) in connection with its holding of the Charged Securities or any of them immediately upon receipt thereof.

6	NO PREJUDICE

The Chargors shall not do or permit or suffer to be done anything (insofar as it is within the power of the Chargors) which may in any way depreciate, jeopardise or otherwise prejudice the value of the Charged Securities and will immediately inform the Chargee of any such matter.

7	FURTHER ASSURANCE

The Chargors shall promptly and at their own expense execute and do all such assurances, acts and things the Chargee may require for perfecting or protecting this security over the Charged Securities or any of them or for facilitating the realisation of the same and in the proper exercise of all powers, authorities and discretions vested in the Chargee.

8	INDEMNITY

The Chargors shall indemnify and keep indemnified the Chargee from and against all actions, proceedings, costs, claims and demands occasioned by any breach of any of the covenants on the part of the Chargors contained in this security and if the Chargors fail to take any action required of them in this Schedule then the Chargee may (without prejudice to any other right it may have) take such action (including but not limited to the action so required but not taken by the Chargors) on the Chargors’ behalf as it thinks fit and the Chargors shall indemnify the Chargee against any costs and expenses incurred in doing so in accordance with clause 8.

9	WAIVERS OF PRE-EMPTION RIGHTS

The Chargors shall ensure that they and all shareholders of the Company (if any) from time to time shall enter into waivers in a form satisfactory to the Chargee of all pre-emption rights and restrictions in the articles of association of the Company from time to time or otherwise which may in any respect vary, restrict or affect the exercise of any rights which may arise in connection with the enforcement of this security or the transfer of the Charged Securities to the Chargee or such other person as the Chargee may so direct.

SCHEDULE 3

WARRANTIES

1	TITLE

1.1	Each Chargor warrants and represents that with regard to the Shares:

1.1.1	such Chargor is the sole beneficial legal owner of the shares held by it and holds the same with full title guarantee free from any Security Interest;

1.1.2	they are fully paid;

1.1.3	there are no moneys or liabilities outstanding or payable in respect of them or any of them;

1.1.4	such Chargor is lawfully entitled to create this security over them in favour of the Chargee;

1.1.5	together they constitute the whole of the issued share capital of the Company; and

1.1.6	they are fully transferable to the Chargee or such other person as the Chargee shall direct without restriction and without prejudice to the generality of the foregoing in respect of the pre-emption rights or restrictions in the articles of association of the Company all appropriate waivers have been obtained in respect of these from all other shareholders of the Company (if any), which are unconditional and irrevocable and legally binding and enforceable.

1.2	Each Chargor further warrants and represents that save for paragraph 1.1.5, all sub-paragraphs of 1.1.1 to 1.1.4 and 1.1.6 of paragraph 1.1 will be true and accurate with regard to securities which become Charged Securities after the execution of this deed, as at the date on which they become Charged Securities.

2	OTHER SECURITY

Each Chargor warrants and represents that it has not taken or received and undertakes not to take or receive the benefit of any security (from the Company or any other person) extending to its liabilities under this security.

SCHEDULE 4

POWERS OF THE CHARGEE AND A RECEIVER

1	ENFORCEMENT

1.1	Disapplication of sections 93(1) and 103

Neither section 93 nor section 103 of the Law of Property Act 1925 shall apply to this security.

1.2	Security enforceable on demand

This security shall become enforceable in the event of a Demand being made following the occurrence of an Enforcement Event. The Chargee may at any time after that enforce all or any part of this security as it thinks fit. In particular (but without limitation), it may without further notice exercise in relation to the Charged Securities:

1.2.1	the power of sale and all other powers conferred on mortgagees by the Law of Property Act 1925 (or otherwise by law) as extended, varied or amended by this security; and

1.2.2	(without first appointing a Receiver) any or all of the powers, authorities and discretions which are conferred by this security (whether expressly or by implication) upon a Receiver.

All dividends, interest or other payments received or receivable in respect of any of the Charged Securities (whether before or after any Demand) may be applied by the Chargee as though they were proceeds of sale.

1.3	An Enforcement Event shall be deemed to have occurred if:

1.3.1	either Chargor or the Company is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or commences negotiations with any one or more of its creditors;

1.3.2	either Chargor or the Company takes any corporate action or other steps or legal proceedings are commenced for its or their winding up, dissolution or reorganisation or appointment of a receiver, administrator, trustee or similar officer of it or them; or

1.3.3	either Chargor shall repudiate, purport to revoke or fail to perform any of its covenants or obligations under this Charge over Shares or the Bond, as applicable (after passage of applicable cure period, if any); or

1.3.4	either Chargor shall fail to perform any of its covenants or obligations under that certain letter agreement dated as of the date hereof by and among Laurus Master Fund, Ltd., SYI, SYUK, Stockeryale Canada Inc. and Lasiris Holdings, Inc.; or

1.3.5	an event allowing for immediate redemption shall have occurred under Section 3.2 of the Bond.

1.4	Neither the Chargee nor Receiver Liable to Account

Neither the Chargee nor any Receiver shall be liable as a mortgagee in possession to account in relation to any of the Charged Securities (except to the extent of actual receipts) for any loss upon realisation or for any other default or omission for which it or he would otherwise be liable as such a mortgagee, and shall not be liable for any failure to make or call for any payment or repayment, to accept or notify the Chargors of any offer or for any other loss of any nature in connection with the Charged Securities.

2	APPOINTMENT OF A RECEIVER

2.1	Appointment

At any time after this security shall have become enforceable, if either Chargor so requests in writing or if a petition is presented for an administration order to be made under the Insolvency Act 1986 in respect of a Chargor, the Chargee may (without further notice to such Chargor) appoint in writing (signed by the Chargee) any one or more persons to be a receiver and/or manager of the Charged Securities (a “Receiver”). Any Receiver so appointed shall (subject to the terms of the instrument of his appointment) have the powers referred to or set out in this security. In the case of joint Receivers, each may (unless the Chargee otherwise directs) exercise any and all of those powers independently of the other Receiver or Receivers.

2.2	Receiver’s Powers

Any Receiver so appointed shall (subject to the terms of the instrument of his appointment) have:

2.2.1	power to sell or otherwise dispose of the Charged Securities. Any such disposal or other dealing may be effected in such manner and on such terms as he may think fit for consideration consisting of cash, debentures or other obligations, shares or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit;

2.2.2	all powers conferred on receivers by statute, including those set out in Schedule 1 of the Insolvency Act 1986 even if he is not an administrative receiver as defined in that Act; and

2.2.3	power to do all other such acts and things as he may consider desirable or necessary for realising all or any part of the Charged Securities and all such powers and authorities as he would be capable of exercising if he were the absolute beneficial owner of them.

2.3	No Restriction on Powers of the Receiver

The powers referred to in paragraph 2.2 shall not be subject to any restrictions contained in the Law of Property Act 1925 and shall continue notwithstanding any liquidation of either Chargor. In the case of joint Receivers, each may (unless the Chargee otherwise directs) exercise any and all of those powers independently of the other Receiver or Receivers.

2.4	Receiver’s Remuneration

The Chargee may from time to time fix the remuneration of any Receiver appointed by it without being limited by the maximum rate specified in section 109(6) of the Law of Property Act 1925. The Chargee may also (subject to any necessary approval from the Court) end the appointment of any such Receiver by notice in writing (signed as in paragraph 2.1) and appoint under paragraph 2.1 a replacement for any Receiver whose appointment ends for any reason.

2.5	Receiver Agent of the Chargors

Any Receiver shall be the agent of each Chargor (so that each Chargor shall be solely responsible for his debts, defaults and remuneration), except that if such Chargor goes into liquidation, any Receiver will after that act as a principal (and not as the agent of the Chargee).

3	APPROPRIATION OF RECEIPTS

3.1	Application of Moneys Received

Subject to paragraph 3.2, any moneys received by the Chargee or any Receiver after the occurrence of an Enforcement Event under the powers conferred by this security shall (subject to the payment of any claims having priority to this security but in substitution for section 109(8) of the Law of Property Act 1925) be applied in the following order of priority:

3.1.1	in discharging the remuneration of any Receiver and all costs, charges and expenses of and incidental to his appointment, together with interest on such remuneration, costs, charges and expenses at the Interest Rate; then

3.1.2	in or towards payment or discharge of (or provision of cash cover for) the rest of the Secured Liabilities in such manner or order as the Chargee may decide in its absolute discretion (such decision overriding any appropriation by the Chargors); then

3.1.3	in payment of the surplus (if any) to the Chargors or any other person entitled to it.

3.2	Suspense Account

Any moneys received by the Chargee or any Receiver under the powers conferred by this security may, at the discretion of the Chargee, be placed in a suspense account (before or after any appropriation under paragraph 3.1) and kept there for so long as the Chargee thinks fit.

3.3	Realisation Account

If any Secured Liabilities remain outstanding (whether or not then due and payable) following any appropriation made by the Chargee pursuant to paragraph 3.1, the Chargee shall place the balance of any amounts received following exercise of their powers under this security to the credit of an account (the “Realisations Account”) to be opened in the name of the Chargors and designated as such, and the Chargors shall create a fixed charge in favour of the Chargee, in a form satisfactory to the Chargee, over the moneys from time to time standing to the credit of the Realisations Account as security for the Secured Liabilities.

4	DELEGATION AND APPOINTMENT OF ATTORNEYS

4.1	The Chargee may Delegate

The Chargee may at any time and from time to time delegate to any person or persons all or any of the powers, authorities and discretions which are exercisable by it under this security. Any such delegation may be made by power of attorney or in any other manner, upon such terms (including power to sub-delegate) and subject to such regulations as the Chargee may think fit. The Chargee shall not in any way be liable or responsible to either Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

4.2	Appointment as Attorney

Each Chargor by way of security irrevocably appoints the Chargee, every Receiver and every delegate or sub-delegate appointed pursuant to paragraph 4.1 separately to be its attorney on its behalf, in its name and as its act or deed:

4.2.1	to execute and do all such assurances, acts and things as either Chargor is required to execute and do under the Agreement (including without limitation to execute in favour of the Chargee or its nominees any document required by the Chargee under paragraph 7 of Schedule 2); and

4.2.2	to seal and deliver and otherwise perfect or do any deed, assurance, agreement, instrument, act or thing which it or he may deem proper or desirable in or for the purpose of exercising any of the powers, authorities and discretions conferred by this security or by law on the Chargee or any Receiver.

Each Chargor by this deed ratifies and confirms and agrees to ratify and confirm anything which any such attorney may do in the proper and lawful exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this paragraph 4.2.

5	RELEASES CONDITIONAL

Conditional Release

Any release, settlement, discharge, re-assignment or arrangement (in this paragraph 5 a “release”) given or made by the Chargee on the faith of any assurance, security or payment shall be conditional upon that assurance, security or payment not being avoided, reduced or ordered to be repaid under any enactment relating to liquidation, bankruptcy or insolvency. If such avoidance or reduction occurs or such order is made, the release given by the Chargee shall not prejudice the right of the Chargee to enforce this security in respect of the Secured Liabilities and as between the Chargors and the Chargee this security shall (notwithstanding the release) be deemed to have remained at all times held by the Chargee as security for the Secured Liabilities.

Signed as a deed by STOCKERYALE (UK) LIMITED acting by its two directors	)

)

	)	/s/ Mark Blodgett

	)	Director

)

/s/ Marianne Molleur
Director/Secretary

Signed as a deed by STOCKERYALE, INC. acting by its Chief Executive Officer and Chief Financial Officer	)

)

	)	/s/ Mark Blodgett

	)	Chief Executive Officer

)

/s/ Marianne Molleur
Chief Financial Officer and Sr. Vice President

Signed as a deed by The Eureka Interactive Fund Limited acting by a director and its secretary/two directors	)

)

	)	/s/ Linburgh Martin

	)	Director

)

Director/Secretary

Charge Over Shares